UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – January 31, 2024

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	SIF	NYSE American

Item 5.07	Submission of Matters to a Vote of Security Holders.
On January 31, 2024, SIFCO Industries, Inc. (the "Company") held its Annual Meeting of Shareholders. The following matters were voted on at the Annual Meeting, and the results were as follows:

1.The six nominees listed below were elected as directors of the Company, each to serve on the Board of Directors until the Company’s Annual Meeting in 2025, with the respective votes set forth opposite their names:

Directors	For	Withhold	Broker Non-Votes
Jeffrey P. Gotschall	3,041,861	887,766	751,134
Peter W. Knapper	3,044,865	884,762	751,134
Donald C. Molten Jr.	3,408,966	520,661	751,134
Alayne L. Reitman	3,423,732	505,895	751,134
Mark J. Silk	3,435,259	494,368	751,134
Hudson D. Smith	3,041,232	888,395	751,134

2.The proposal to ratify the designation of RSM US LLP as the independent registered public accounting firm for the year ending September 30, 2024 was approved with the following votes:

For	4,658,085
Against	21,819
Abstain	857

For more information on how the votes for the above matters were tabulated, see the Company's Definitive Proxy Statement used in connection with the Annual Meeting of Shareholders on January 31, 2024.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: February 2, 2024
/s/ Thomas R. Kubera
Thomas R. Kubera
Chief Financial Officer
(Principal Financial Officer)